                                                   Exhibit 99.2

                                                   Exhibit to Annual Report
                                                   on Form 10-K of
                                                   Angelica Corporation



                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                          ---------------

                             Form 11-K

(Mark One)

(x)  ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES
     EXCHANGE ACT OF 1934 [FEE REQUIRED]


     For the fiscal year ended   December 31, 1996
                               --------------------------------------------
                                OR


( ) TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 [NO FEE REQUIRED]


     For the transition period from ------------------to-------------------


     Commission file number   1-5674
                            -----------------------------------------------

     A. Full title of the plan and the address of the plan, if different from that of the issuer named below:

                     THE ANGELICA CORPORATION
                      COLLINWOOD 401(k) PLAN


     B. Name of issuer of the securities held pursuant to the plan and the address of its principal executive office:

                       ANGELICA CORPORATION
                     424 South Woods Mill Road
                Chesterfield, Missouri  63017-3406

Financial Statements and Exhibits.
---------------------------------

     (a)  Financial Statements.                     Pages of this
          --------------------                      -------------
                                                    Form 11-K
                                                    ---------

          Report of Independent Public Accountants       5

          Statement of Net Assets Available for          6-7
          Plan Benefits - December 31, 1996 and
          December 31, 1995

          Statement of Changes in Net Assets             8
          Available for Plan Benefits - Fiscal
          Year ended December 31, 1996

          Notes to Financial Statements                  9-11

          Schedule I                                     12

          Schedule II                                    13



     (b)  Exhibits.
          --------

          23.  Consent of Independent Public Accountants.

      THE ANGELICA CORPORATION
      COLLINWOOD 401(k) PLAN

      FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULES
      AS OF DECEMBER 31, 1996 AND 1995
      TOGETHER WITH AUDITORS' REPORT

                          THE ANGELICA CORPORATION
                          ------------------------

                           COLLINWOOD 401(k) PLAN
                           ----------------------


               FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULES
               -----------------------------------------------

                         DECEMBER 31, 1996 AND 1995
                         --------------------------


                             TABLE OF CONTENTS
                             -----------------

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

FINANCIAL STATEMENTS:
  Statement of Net Assets Available for Plan Benefits--December 31, 1996 Statement of Net Assets Available for Plan Benefits--December 31, 1995 Statement of Changes in Net Assets Available for Plan Benefits for the Year Ended December 31, 1996

NOTES TO FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULES

SUPPLEMENTAL SCHEDULES SUPPORTING FINANCIAL STATEMENTS:
  Schedule I: Item 27a - Schedule of Assets Held for Investment Purposes December 31, 1996
  Schedule II: Item 27d - Schedule of 5% Reportable Transactions for the Year Ended December 31, 1996

                     REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To Angelica Corporation:


We have audited the accompanying statements of net assets available for plan benefits of The Angelica Corporation Collinwood 401(k) Plan (the Plan) as of December 31, 1996 and 1995, and the related statement of changes in net assets available for plan benefits for the year ended December 31, 1996. These financial statements and the schedules referred to below are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of the Plan as of December 31, 1996 and 1995, and the changes in net assets available for plan benefits for the year ended December 31, 1996, in conformity with generally accepted accounting principles.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules, as listed in the accompanying table of contents, are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The fund information in the statements of net assets available for plan benefits and the statement of changes in net assets available for plan benefits is presented for purposes of additional analysis rather than to present the net assets available for plan benefits and changes in net assets available for plan benefits of each fund. The supplemental schedules and fund information have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.




St. Louis, Missouri,
  March 21, 1997

                                                     THE ANGELICA CORPORATION
                                                     ------------------------

                                                      COLLINWOOD 401(k) PLAN
                                                      ----------------------


                                        STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
                                        ---------------------------------------------------

                                                         DECEMBER 31, 1996
                                                         -----------------

                                                                                        Investment Funds
                                                                          --------------------------------------------
                                                                                                              Directed
                                                                                            Interest          Purchase
                                                                           Mutual            Income           of Life
                                                     Total                  Fund              Fund           Insurance
                                                   ---------              -------           ---------        ---------
                 ASSETS
                 ------
INVESTMENTS, at fair value:
  American Balanced Fund                           $     313              $   313           $    -            $  -
  Washington Mutual Investors Fund                     3,721                3,721                -               -
  Hartford Life Insurance Company Group
   Annuity Contract                                  241,217                 -                241,217            -
  Society National Bank MGD GIC Fund                 574,780                 -                574,780            -
  Boatmen's Employee Benefit Short-Term Fund           2,896                  147               2,686              63
  Loans to participants                               71,169                 -                 71,169            -
                                                   ---------              -------           ---------         -------
                                                     894,096                4,181             889,852              63
OTHER ASSETS:
  Contributions receivable (including
   employer's contribution of $1,040)                  4,792                   47               4,643             102
  Interest and dividends receivable                       13                 -                     13            -
  Loan payments receivable                             2,097                 -                  2,097            -
  Interfund (payable) receivable                        -                    (117)                117            -
                                                   ---------              -------           ---------         -------
      Total assets                                   900,998                4,111             896,722             165

                 LIABILITIES
                 -----------

PREMIUMS PAYABLE                                         165                 -                   -                165
                                                   ---------              -------           ---------         -------
NET ASSETS AVAILABLE FOR PLAN BENEFITS             $ 900,833              $ 4,111           $ 896,722         $  -
                                                   =========              =======           =========         =======



                       The accompanying notes are an integral part of this statement.

                                                     THE ANGELICA CORPORATION
                                                     ------------------------

                                                      COLLINWOOD 401(k) PLAN
                                                      ----------------------


                                        STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
                                        ---------------------------------------------------

                                                         DECEMBER 31, 1995
                                                         -----------------

                                                                                         Investment Funds
                                                                      --------------------------------------------------
                                                                                                                Directed
                                                                      Company                      Interest     Purchase
                                                                       Stock          Mutual        Income      of Life
                                                     Total             Fund            Fund          Fund      Insurance
                                                   ---------          -------        --------      ---------   ---------
                 ASSETS
                 ------
INVESTMENTS, at fair value:
  Angelica Corporation Common Stock                $     225           $ 225          $  -         $    -        $ -
  American Balanced Fund                                  20            -                  20           -          -
  Washington Mutual Investors Fund                     2,233            -               2,233           -          -
  Hartford Life Insurance Company
   Group Annuity Contract                            223,039            -                -           223,039       -
  LaSalle National Bank Income Plus Fund              49,235            -                -            49,235       -
  Society National Bank MGD GIC Fund                 497,455            -                -           497,455       -
  Boatmen's Employee Benefit Short-Term Fund           5,581               7               74          5,367        133
  Loans to participants                               66,330            -                -            66,330       -
                                                   ---------           -----          -------      ---------     ------
                                                     844,118             232            2,327        841,426        133
OTHER ASSETS:
  Contributions receivable (including
   employer's contribution of $428)                    2,516            -                  35          2,413         68
  Interest and dividends receivable                      162               3              130             29       -
  Loan payments receivable                             3,651            -                -             3,651       -
                                                   ---------           -----          -------      ---------     ------
  Total assets                                       850,447             235            2,492        847,519        201

           LIABILITIES
           -----------

PREMIUMS PAYABLE                                         201            -                -              -           201
                                                   ---------           -----          -------      ---------     ------
NET ASSETS AVAILABLE FOR PLAN BENEFITS             $ 850,246           $ 235          $ 2,492      $ 847,519     $ -
                                                   =========           =====          =======      =========     ======

                              The accompanying notes are an integral part of this statement.

                                                     THE ANGELICA CORPORATION
                                                     ------------------------

                                                      COLLINWOOD 401(k) PLAN
                                                      ----------------------


                                   STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
                                   --------------------------------------------------------------

                                                FOR THE YEAR ENDED DECEMBER 31, 1996
                                                ------------------------------------

                                                                                        Investment Funds
                                                                     ---------------------------------------------------
                                                                                                                Directed
                                                                     Company                        Interest    Purchase
                                                                      Stock            Mutual        Income     of Life
                                                     Total            Fund              Fund          Fund     Insurance
                                                   ---------        ---------         --------     ---------   ----------
ADDITIONS:
  Participant contributions                        $  66,474         $  -             $ 1,059      $  63,250    $ 2,165
  Employer contributions                              13,386            -                  73         13,313       -
  Interest income                                     57,630            -                   4         57,626       -
  Dividend income                                        287               9              278           -          -
  Interfund transfers                                   -               (227)            (117)           344       -
  Change in unrealized appreciation of
   investments                                           317            -                 317           -          -
  Net realized (loss) gain on sale of investments        (12)            (17)               5           -          -
                                                   ---------         -------          -------      ---------    -------
                                                     138,082            (235)           1,619        134,533      2,165
                                                   ---------         -------          -------      ---------    -------
DEDUCTIONS:
  Participant withdrawals                             85,330            -                -            85,330       -
  Life insurance premiums                              2,165            -                -              -         2,165
                                                   ---------         -------          -------      ---------    -------
                                                      87,495            -                -            85,330      2,165
                                                   ---------         -------          -------      ---------    -------
      Net increase (decrease)                         50,587            (235)           1,619         49,203       -

NET ASSETS AVAILABLE FOR PLAN BENEFITS AT
  BEGINNING OF YEAR                                  850,246             235            2,492        847,519       -
                                                   ---------         -------          -------      ---------    -------
NET ASSETS AVAILABLE FOR PLAN BENEFITS AT
  END OF YEAR                                      $ 900,833         $  -             $ 4,111      $ 896,722    $  -
                                                   =========         =======          =======      =========    =======



                              The accompanying notes are an integral part of this statement.

                            THE ANGELICA CORPORATION
                            ------------------------

                             COLLINWOOD 401(k) PLAN
                             ----------------------

              NOTES TO FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULES
              --------------------------------------------------------

                            DECEMBER 31, 1996 AND 1995
                            --------------------------


1.  DESCRIPTION OF PLAN:
    --------------------

The following description of The Angelica Corporation Collinwood 401(k) Plan (the Plan) is provided for general information purposes only. More complete information regarding the Plan's provisions may be found in the plan document.

General
-------

The Plan was adopted by the Board of Directors of Angelica Corporation (the Company) to provide participants an opportunity to defer portions of their earnings so as to provide supplementary retirement income and a measure of economic security. The Company is the Plan Administrator and the assets of the Plan are held in trust by Boatmen's Trust Company (the Trustee).

Eligible Participants
---------------------

The participating employers in the Plan are the Company and its subsidiaries. All full-time union employees at the Company's Collinwood, Tennessee, plant who have either (i) completed one year of service with the Company and are age 21 or older or (ii) completed three years of service, are eligible to participate in the Plan.

Contributions
-------------

Eligible employees may contribute up to 12% of their annual compensation to the Plan through payroll deferrals. The Company provides a matching contribution of up to five cents for each hour worked by a participant.

Vesting
-------

The salary deferral and company matching contributions of each participant's account are fully vested and nonforfeitable at all times.

Benefits
--------

Participants are entitled to receive the balance of their accounts upon death, total disability, retirement or termination of employment, or upon request after reaching age 59-1/2. Any participants who have suffered a hardship (as defined by the Internal Revenue Service and the Plan) may also withdraw all or any portion of their account balances. As of December 31, 1996 and 1995, the Plan had $3,453 and $18,871, respectively, in net assets available for plan benefits that had been requested to be paid to terminated participants. Although not shown separately in the accompanying financial statements, the liability to terminated participants is shown separately on the Form 5500.

Loan Provision
--------------

The Plan allows participants to borrow from their accounts, subject to certain limitations. Such loans made prior to November 1989 bear interest at a rate equal to the rate being earned by the Interest Income Fund at the time the loan was made. Loans made subsequent to October 1989 bear interest at the prime rate plus 1/2% at the time the loan is made. All loans are secured by the participant's account and are repayable in installments by payroll deductions.

Investment Programs
-------------------

The investment programs of the Plan are as follows:

    Upon enrollment or reenrollment, each participant directs his or her contributions to be invested in one or more of the investment options below in increments of at least 10%. Such direction may be revised by participants on a monthly basis.

      Company Stock Fund
        This fund is invested in Angelica Corporation Common Stock.

      Mutual Fund
        Participants may choose to invest in the American Balanced Fund and/or the Washington Mutual Investors Fund.

      Interest Income Fund
        This fund is invested in group annuity contracts with Hartford Life Insurance Company and Society National Bank.

      Directed Purchase of Life Insurance
        Each participant has the right to direct a portion of his or her contributions to purchase insurance on his or her life or the lives of his or her spouse and children under age 23. Only participants contributing to the fund as of December 31, 1990, are allowed to continue contributions in the future.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
    -------------------------------------------

Basis of Accounting
-------------------

The financial statements of the Plan are maintained on an accrual basis. The Plan's investments are stated at fair value, as determined by the Trustee, based on publicly stated price information. The "average cost" method is used to determine the cost of securities sold. Investments in group annuity contracts are stated at contract value.

Administrative Expenses
-----------------------

Costs of administering the Plan are generally borne by the Company and are not charged to the Plan.

Gains and Losses on Sale of Investments
---------------------------------------

In compliance with reporting regulations of the Department of Labor, the Plan calculates the net realized gains and losses on investments sold or distributed and unrealized appreciation and depreciation of investments based on the market value of the assets at the beginning of the plan year or at the time of purchase during the year.

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of additions to and deductions from net assets available for benefits during the reporting period. Actual results could differ from those estimates.

3.  INVESTMENTS:
    ------------

The Trustee of the Plan holds the Plan's investments and executes transactions therein.

The fair market values of individual assets that represent 5% or more of the Plan's net assets as of December 31, 1996 and 1995, are as follows:

    December 31, 1996:
      Hartford Life Insurance Company Group Annuity Contract       $241,217
      Society National Bank MGD GIC Fund                            574,780
      Loans to participants                                          71,169

    December 31, 1995:
      Hartford Life Insurance Company Group Annuity Contract       $223,039
      LaSalle National Bank Income Plus Fund                         49,235
      Society National Bank MGD GIC Fund                            497,455
      Loans to participants                                          66,330

4.  INCOME TAX STATUS:
    ------------------

The Company has received a determination letter dated October 7, 1992, from the Internal Revenue Service stating that the Plan qualifies under the Internal Revenue Code; as such, the Plan is exempt from federal income tax, and amounts contributed by the Company and its employees are not taxable to the participants until distributions from the Plan are made. The Plan Administrator believes that the Plan, as amended and as currently operating, is in compliance with all applicable provisions of the Internal Revenue Code.

5.  TERMINATION OF THE PLAN:
     -----------------------

The Company reserves the right to terminate its participation in the Plan as of any specified current or future date.

Until the assets held in the Trust have been fully distributed, the Trustee shall continue to possess all powers with which it was empowered by the Trust

Agreement and shall have all such other powers as are necessary or appropriate to the completion of such distribution.

Upon termination of the Plan, plan assets will not be insured by the Pension Benefit Guaranty Corporation as the Plan is not covered by Title IV of the Employee Retirement Income Security Act of 1974. In addition, termination of the Plan must be approved by the Internal Revenue Service.

                                                                                                        SCHEDULE I




                                                 THE ANGELICA CORPORATION
                                                 ------------------------

                                                  COLLINWOOD 401(k) PLAN
                                                  ----------------------


                                  ITEM 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                                  ----------------------------------------------------------

                                                      DECEMBER 31, 1996
                                                      -----------------


                                                                      Number of
                                                                      Shares or
                                                                      Principal                             Fair
                                                                       Amount            Cost               Value
                                                                     -----------        ------             -------
MUTUAL FUND:
  American Balanced Fund                                                21.502         $     311          $     313
  Washington Mutual Investors Fund                                     151.615             2,966              3,721
  Boatmen's Employee Benefit Short-Term Fund <Fa>                     $    147               147                147
                                                                                       ---------          ---------
                                                                                           3,424              4,181
                                                                                       ---------          ---------
INTEREST INCOME FUND:
  Hartford Life Insurance Company Group Annuity Contract              $241,217           241,217            241,217
  Society National Bank MGD GIC Fund                                  $574,780           574,780            574,780
  Boatmen's Employee Benefit Short-Term Fund <Fa>                     $  2,686             2,686              2,686
  Loans to participants, interest ranging from 6.5% to 10.5% <Fa>     $ 71,169            71,169             71,169
                                                                                       ---------          ---------
                                                                                         889,852            889,852
                                                                                       ---------          ---------
DIRECTED PURCHASE OF LIFE INSURANCE:
  Boatmen's Employee Benefit Short-Term Fund <Fa>                     $     63                63                 63
                                                                                       ---------          ---------
   Total investments                                                                   $ 893,339          $ 894,096
                                                                                       =========          =========

<Fa> Also a party-in-interest.


                                The accompanying notes are an integral part of this schedule.

                                                                                                                   SCHEDULE II





                                              THE ANGELICA CORPORATION
                                              ------------------------

                                               COLLINWOOD 401(k) PLAN
                                               ----------------------


                                 ITEM 27d - SCHEDULE OF 5% REPORTABLE TRANSACTIONS <Fa>
                                 ------------------------------------------------------

                                          FOR THE YEAR ENDED DECEMBER 31, 1996
                                          ------------------------------------

                                                       Purchases                                   Sales
                                              -----------------------      -------------------------------------------------
                                                Number of    Purchase        Number of      Sales         Cost of    Gain/
   Description of Asset                       Transactions    Price        Transactions     Price         Assets     (Loss)
   --------------------                       ------------   --------      ------------     -----         -------    ------
Society National Bank MGD
   GIC Fund                                         14       $ 89,791          16         $  44,396     $  44,396     $  -

Boatmen's Employee Benefit
   Short-Term Fund <Fb>                            116        212,107          56           214,793       214,793        -

LaSalle National Bank Income
   Plus Fund                                        11          2,631           8            50,992        50,992        -


<Fa> Represents transactions or a series of transactions in excess of 5% of the fair value of plan assets at the beginning of the year.

<Fb> Also a party-in-interest.



                              The accompanying notes are an integral part of this schedule.

                                                       Exhibit 23
                                                       of 11-K


             CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
             -----------------------------------------

     As independent public accountants, we hereby consent to the incorporation of our report on The Angelica Corporation Collinwood 401(k) Plan financial statements included in this Form 11-K, into the Corporation's previously filed Registration Statement on Form S-8 File No. 2-97291.


                                        /s/ Arthur Andersen LLP

                                        ARTHUR ANDERSEN LLP



St. Louis, Missouri
April 22, 1997